Exhibit 99.1

Monogram Technologies Announces the Mandatory Conversion of

8.00% Series D Convertible Cumulative Preferred Stock

AUSTIN, TX – July 8, 2025 - Monogram Technologies Inc. (NASDAQ: MGRM) (“Monogram” or the “Company”), an AI-driven robotics company revolutionizing orthopedic surgery, today announced the mandatory conversion of all outstanding shares of 8.00% Series D Convertible Cumulative Preferred Stock (the “Series D Preferred Stock”) that were issued in connection with the Company’s offering that closed on October 1, 2024 (the “Offering”). During the Offering, the Company issued and sold units, with each unit consisting of (a) one share of the Company’s Series D Preferred Stock and (b) one common stock purchase warrant to purchase one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”),

On July 7, 2025, the Company sent a notice of mandatory conversion to all holders of Series D Preferred Stock notifying such holders that, in accordance with Section 6(a) of the Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) of the Series D Preferred Stock, the closing price of the Common Stock closed at or above $2.8125 per share for ten (10) consecutive trading day ending and including July 7, 2025s, thereby trigging a Mandatory Conversion (as defined in the Certificate of Designation) pursuant to Section 6(a) of the Certificate of Designation. Such conversion shall be effective as of July 14, 2025.

About Monogram Technologies Inc.

Monogram Technologies (NASDAQ: MGRM) is an AI-driven robotics company focused on improving human health, with an initial focus on orthopedic surgery. The Company is developing a product solution architecture to enable patient-optimized orthopedic implants at scale by combining 3D printing, advanced machine vision, AI and next-generation robotics.

Monograms mBôsTM precision robotic surgical system is designed to autonomously execute optimized paths for high-precision insertion of its FDA-cleared mPress press-fit implants. The goal is well balanced, better-fitting bone sparing knee replacements. The Company initially intends to produce and market robotic surgical equipment and related software, orthopedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. Other clinical and commercial applications for the mBôs with mVision navigation are also being explored.

Monogram has obtained FDA 510(k) clearance for its mBôs TKA System and FDA clearance for its mPress implants. The Company is required to obtain FDA clearance before it can market its products.

The Company believes that its mBôs precision robotic surgical assistants, which combine AI and novel navigation methods (mVision), will enable more personalized knee implants for patients, resulting in well balanced better-fitting knee replacements with bone sparing implants. Monogram anticipates that there may be other clinical and commercial applications for its navigated mBôs precision robot and mVision navigation.

To learn more, visit www.monogramtechnologies.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Relations

Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
MGRM@mzgroup.us